Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings: Release of Portfolio Holdings to Fund Service Providers and Other Third Parties,” “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 28, 2022 and each included in this Post-Effective Amendment No. 137 to the Registration Statement (Form N-1A, File No. 33-88316) of Artisan Partners Funds, Inc. (the “Registration Statement”).
We also consent to the incorporation by reference of our report dated November 19, 2021, with respect to the financial statements and financial highlights of Artisan Developing World Fund, Artisan Focus Fund, Artisan Global Discovery Fund, Artisan Global Equity Fund, Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan High Income Fund, Artisan International Fund, Artisan International Small-Mid Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Select Equity Fund, Artisan Small Cap Fund, Artisan Sustainable Emerging Markets Fund and Artisan Value Fund, sixteen of the funds constituting Artisan Partners Funds, Inc. included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Registration Statement filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
January 28, 2022